UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2004 (December 3, 2004)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

     On December 3, 2004, a subsidiary of Windrose Medical Properties Trust (“Windrose”) entered into a $18.0 million secured construction loan facility with Huntington National Bank. This construction loan facility and the use of borrowings under the facility are described in greater detail in Item 2.03 below and such disclosure is incorporated by reference from Item 2.03 below into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 3, 2004, a subsidiary of Windrose entered into a loan agreement with The Huntington National Bank providing for a $18.0 million secured construction loan facility. Windrose will use borrowings under the loan facility from time to time to fund a portion of the construction and development costs of a 99,300 square foot physician office building and a 377 space parking structure in Bellaire (Houston), Texas (the “Project”) with a total development budget of $23.7 million. The building is situated on a 2.3-acre parcel contiguous to the Company’s previously announced 126,000 square foot acute care specialty hospital development project known as Foundation Surgical Hospital (“FSH”). This hospital will be owned by a subsidiary of Windrose and leased pursuant to an 18 year lease to FSH, which is a joint venture between a group of 24 orthopedic surgeons and neurologists and Foundation Surgery Affiliates (“FSA”). FSA, headquartered in Oklahoma City, is a leading for-profit operator of ambulatory facilities, and will serve as the manager of FSH operations.

     The Project’s physician office building is currently 81% pre-leased for medical office and administration functions with lease terms ranging from seven to 18 years. It is anticipated that several physicians and FSA will also have an ownership interest in the medical office building. The loan facility is secured by a first mortgage on the Project, a security agreement and fixture lien, and an assignment of rents and leases in the Project. Borrowings under the loan facility bear interest at variable rates of prime rate plus one-fourth of one percent (0.25%). The loan matures on December 1, 2006. As of December 9, 2004, there was no balance outstanding.

     On December 3, 2004, the same subsidiary of Windrose entered into a loan agreement with The Huntington Real Estate Investment Company for a $1.5 million subordinated loan to fund a portion of the acquisition, development and construction of the Project. This loan is secured by a second mortgage on the Project, a security agreement and fixture lien, a second priority assignment of rents and leases in the Project, a pledge of the ownership interests in the Windrose subsidiary that will own the Project and a guaranty by Windrose. The loan may be drawn in one or two installments of not less than $0.5 million each and must be fully disbursed by March 1, 2005. The loan will bear interest at an annual rate of 11.0%, and there is no required principal amortization. The loan matures on December 1, 2006.

     The land underlying the Project is owned by a separate subsidiary of Windrose.

     The $18.0 million and $1.5 million loans are in addition to the $24.0 million and $5.0 million construction loans reported by the Company in a Form 8-K dated September 20, 2004 with respect to construction and development of the adjacent acute care hospital project.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: December 9, 2004	By:	/s/ Doug Hanson
Doug Hanson
Chief Financial Officer

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